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                                                                    EXHIBIT 3(a)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 PERRIGO COMPANY

      1. The present name of the corporation is Perrigo Company.

      2. The corporation identification number (CID) assigned by the Bureau is 239-455.

      3. All former names of the corporation are: S & J Acquisition Corporation and S & J Acquisition Corp.

      4. The date of filing the original Articles of Incorporation was March 23, 1988.

      The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation as heretofore amended and restated and shall be the Articles of Incorporation for the corporation.

                                   ARTICLE I

      The name of the corporation is Perrigo Company.

                                   ARTICLE II

      The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the state of Michigan as the same may hereafter be amended, replaced or superseded.

                                  ARTICLE III

      The total authorized capital stock of the corporation is 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The relative rights, preferences and limitations on the sales of each class of stock are as follows:

      A. Common Stock. Each share of Common Stock shall be equal to every other share of Common Stock in every respect. Subject to any exclusive voting rights which may vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters which the stockholders have a right to vote.

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      B. Preferred Stock.

            (1) Preferred Stock may be issued from time to time in one or more series; each of such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in this Article and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

            (2) Authority is hereby expressly granted to the Board of Directors subject to the provisions of this Article to authorize the issuance of one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issuance of such series;

                  (a) The number of shares to constitute such series and the distinctive designations thereof;

                  (b) The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate, the dates on which dividends, if declared, shall be payable, and the preferences or relations to the dividends payable on any other series of Preferred Stock;

                  (c) Whether or not all or any part of the shares of such series shall be redeemable, and if so, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

                  (d) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary depending on whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                                      -2-
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                  (f) Whether or not the shares of such series shall be
convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, for adjusting the same;

                  (g) The voting powers, if any, of such series in addition to the voting powers provided by law; except that such powers shall not include the right to have more than one vote per share;

                  (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof as shall not be inconsistent with law or with this Article.

      Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series, or decrease the number of shares constituting such series (but not below the number of shares of such series then outstanding).

            (3) All shares of any one series of Preferred Stock shall be identical with all other shares of the same series except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph B(2).

            (4) (a) The holders of Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the Board of Directors, before any dividends shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock, and such dividends on each series of the Preferred Stock shall cumulate, if at all, from and after the dates fixed by the Board of Directors with respect to such cumulation. Accrued dividends shall bear no interest.

                (b) If dividends on the Preferred Stock are not declared in full then dividends shall be declared ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be declared or set apart for payment with respect to any series until accumulated dividends in arrears in full have been declared and paid on any series senior in preference.

                (c) Unless dividends on all outstanding shares of series of the Preferred Stock having cumulative dividend rights shall have been fully paid for all past dividend periods, and unless all required sinking fund payments, if any, shall have been

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made or provided for, no dividend (except a dividend payable in Common Stock or in any other class of stock ranking junior to the Preferred Stock) shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock.

                  (d) Subject to the foregoing provisions, the Board of Directors may declare and pay dividends on the Common Stock and on any class of stock ranking junior to the Preferred Stock, to the extent permitted by law, after full dividends for the current dividend period, and, in the case or Preferred Stock having cumulative dividend rights after all prior dividends have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to all further dividends declared and paid in such current dividend period.

            (5) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock, the holders of the shares of each series or the Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph B(5), the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation or a consolidation or merger of the corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

            (6) Shares of any series of Preferred Stock which have been issued and reacquired in any manner by the Company (excluding shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes) shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance fixed by the Board of Directors with respect to the shares of any other series of Preferred Stock.

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            (7) Except as otherwise specifically provided herein or in the authorizing resolutions, none of the shares of any series of Preferred Stock shall be entitled to any voting rights and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. So long as any shares of any series of Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of a majority of the then outstanding shares of Preferred Stock, irrespective of series, either expressed in writing (to the extent permitted by law) or by their affirmative vote at a meeting called for that purpose; (i) adopt any amendment to these Articles of Incorporation or take any other action which in any material respect adversely affects any preference, power, special right, or other term of the Preferred Stock or the holders thereof; (ii) create or issue any class of stock entitled to any preference over the Preferred Stock as to the payment of dividends, or the distribution of capital assets, (iii) increase the aggregate number of shares constituting the authorized Preferred stock, or (iv) create or issue any other class of stock entitled to any preference on a parity with the Preferred Stock as to the payment of dividends or the distribution of capital assets.

            (8) If in any case the amounts payable with respect to any obligations to retire shares of the Preferred Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of each of such series to be retired pursuant to any such obligations shall be in proportion to the respective amounts which would be available on account of such obligations if all amounts payable in respect of such series were discharged in full.

            (9) The shares of Preferred Stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors. Any and all shares for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid and nonassessable.

            (10) For the purpose of the provisions of this Article dealing with Preferred Stock or of any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock or of any certificate filed with the Department of Commerce of the state of Michigan pursuant to any such resolution (unless otherwise provided in any such resolution or certificate):

                  (a) The term "outstanding," when used in reference to shares of stock, shall mean issued shares, excluding shares held by the corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust;

                  (b) The amount of dividends "accrued" on any share of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends

                                      -5-
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accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to interest on the involuntary liquidation value of such share at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made.

                  (c) The term "class or classes of stock of the corporation ranking junior to the Preferred Stock" shall mean the Common Stock of the corporation and any other class or classes of stock of the corporation hereafter authorized, which shall rank junior to the Preferred Stock as to dividends or upon liquidation.

                                   ARTICLE IV

      The address and mailing address of the current registered office is 117 Water Street, Allegan, Michigan 49010.

      The current resident agent is Richard G. Hansen.

                                   ARTICLE V

      The duration of the corporation is perpetual.

                                   ARTICLE VI

      1. The number of directors of the corporation shall not be less than one
(1) nor more than nine (9), the exact number of which shall be determined from time to time by the affirmative vote of a majority of the whole Board of Directors.

      2. Commencing with the annual election of directors by the shareholders of the corporation in 1988, the directors shall be divided into three classes. Membership in each class shall be as nearly equal in number as possible, given the total number of directors. In 1988, members of Class I shall be elected for a one (1) year term, members of Class II shall be elected for a two (2) year term, and members of Class III shall be elected for a three (3) year term. At each annual election of directors by shareholders of the corporation held after 1988, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third annual election of directors by the shareholders of the corporation, or thereafter when their respective successors in each case are elected by the shareholders and qualified. The reduction of the number of directors shall not shorten the term of any director then in office.

      3. No director shall be removed from office during his term except for just cause. Any director removed for just cause may only be removed by the affirmative vote of a majority of the holders of the issued and outstanding shares of the Common Stock.

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      4. Vacancies on the Board of Directors occurring for any reason and any newly created seat shall be filled by a majority of directors then in office, even though less than a quorum, and any directors so chosen shall hold office until the next election for the class for which the director was chosen.

                                  ARTICLE VII

      1. Any merger, consolidation or recapitalization, or sale or exchange of all or substantially all of the assets of the corporation, or issuance by the corporation of any Common Stock or of any bonds, debenture, securities or other rights convertible into or exchangeable for Common Stock shall require the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Common Stock of the corporation if a Person (as hereinafter defined) is then directly or indirectly the beneficial owner of ten percent (10%) or more of the Common Stock (which, for purposes of such determination, shall include Common Stock issuable upon conversion of or in exchange for any bonds, debentures, securities or other rights beneficially owned by such Person); provided that such eighty percent (80%) voting requirement shall not be applicable with respect to any such transaction if:

            (a) Such Person acquired its Common Stock in a cash tender offer for all outstanding Common Stock; or

            (b) Such Person has no interest, direct or indirect, in such transaction other than solely as a holder of Common Stock so that such Person receives no extra or special benefit not shared on a pro rata basis by all Common Stockholders; or

            (c) As a result of such transaction, the Common Stockholders, other than such Person, will receive consideration for their Common Stock (in the same form and of the same kind as the consideration paid by such Person in acquiring the initial ten percent (10%) of the Common Stock acquired by it) having a fair market value per share at least equal to the highest per share price (appropriately adjusted for stock dividends, stock splits, combination of shares, exchange of shares and like distributions) paid by such Person for any shares of Common Stock acquired by it within the two-year period prior to such transaction; or

            (d) Such transaction was approved by two-thirds of the whole Board of Directors of the corporation or by a committee of the Board of Directors authorized by the vote of two-thirds of the whole Board of Directors of the corporation to approve such transaction.

      2. For the purposes of this Article VII, the term (i) "Person" shall have the meaning given that term under Section 2(2) of the Securities Act of 1933 and
Section 13(g)(3) of the Securities Exchange Act of 1934, as in effect on March 1, 1988, and shall include any affiliate or associate of such Person which terms shall have the meaning

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given under Rule 12(b) (2) of the Securities Exchange Act of 1934, as in effect on March 1, 1988, and (ii) "beneficial owner" shall have the meaning given that term under Rule 13d-3 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1988.

                                  ARTICLE VIII

      So long as the shareholders of the corporation shall be empowered by law to adopt, amend or repeal by-laws for the corporation, such action may be taken by the shareholders only by the favorable vote of the holders of not less than eighty percent (80%) of the issued and outstanding shares of the Common Stock of the corporation unless such action has first been recommended by the favorable vote of at least a majority of the whole Board of Directors of the corporation. To the extent not in conflict or inconsistent with the other provisions of these Articles of Incorporation, the by-laws for the corporation may be amended in whole or in part by a majority of the Board of Directors then in office.

                                   ARTICLE IX

      1. No director shall be liable to the corporation or its shareholders for monetary damages for breach of the directors fiduciary, but this provision shall not limit or eliminate a director's liability for (a) a breach of the director's duty of loyalty to the corporation or its shareholders, (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) a violation of Section 551(1) of the Michigan Business Corporation Act, or (d) a transaction from which a director derived an improper personal benefit.

      2. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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      3. The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any clam, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      4. To the extent that a director or officer or a former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

      5. Any indemnification under Sections 2 or 3 of this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 or 3 of this
Article IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel, in a written opinion, or (c) by the shareholders.

      6. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 2 or 3 of this Article IX shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding provided that such advance payments are authorized in the same manner as provided in Section 4 of this Article IX, and the corporation receives an undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      7. Nothing contained in this Article IX shall affect or limit the rights to indemnification to which any director or officer or former director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise which he is or was serving at the request of the corporation may be entitled by contract or otherwise by law. The indemnification provided in this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

      8. The corporation may indemnify any person for liability incurred by reason of the fact he is or was an employee or agent (but not a director or officer) of the corporation or is or was serving at the request of the corporation as an employee or agent (but not a director or officer) of another corporation, partnership, joint venture, trust or other enterprise whenever the Board of Directors deems it equitable or desirable that such indemnification be made.

      9. The corporation may purchase and maintain insurance an behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the foregoing provisions of this Article IX.

      10. For the purpose of this Article IX, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE X

      Unless first recommended by the favorable vote of at least two-thirds of the whole Board of Directors of the corporation, the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of the Common Stock of the corporation shall be required to amend or repeal Articles VI, VII, VIII or IX of these Articles of Incorporation.

      These Amended and Restated Articles of Incorporation were duly adopted on the 29th day of November, 1991, in accordance with the provisions of Section 642 of the Act by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

      Signed this 9th day of December, 1991.

                                         PERRIGO COMPANY

                                         By   /s/ Richard G. Hansen
                                            ------------------------------------
                                              Richard G. Hansen
                                              Its President

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

                     CERTIFICATE CONTAINING THE RESOLUTIONS

                                       of

               THE BOARD OF DIRECTORS ESTABLISHING AND DESIGNATING

                                       the

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                 PERRIGO COMPANY

                      (Pursuant to Section 450.1302 of the
                       Michigan Business Corporation Act)

      Perrigo Company, a corporation organized and existing under the Business Corporation Act of the State of Michigan (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the board of Directors of the Corporation as required by Section 450.1302 of the Business Corporation Act at a meeting duly called and held on April 10, 1996:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Amended and Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

      Series A Junior Participating Preferred Stock:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

      Section 2. Dividends and Distributions.

      (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a

Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that each share of Series A Preferred Stock shall never be entitled to more than 1 vote.

      (B) Except as otherwise provided herein, in any other certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of, which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

      Section 10. Amendment. The Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this tenth day of April, 1996.

                                    /s/ Michael J. Jandernoa
                                    ---------------------------------
                                      Chairman of the Board

Attest:

/s/ John R. Nichols
-----------------------
Secretary

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Perrigo Company

2. The identification number assigned by the Bureau is: 239055

3. Article VI, Paragraph 1 of the Articles of Incorporation is hereby amended to read as follows:

      The number of directors of the corporation shall not be less than one (1) nor more than eleven (11), the exact number of which shall be determined from time to time by the affirmative vote of a majority of the whole Board of Directors.

4. The foregoing amendment to the Articles of Incorporation was duly adopted on the 29th day of October, 2004, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[X]   at a meeting the necessary votes were cast in favor of the amendment.

[ ] by a written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

[ ]   by the board of a profit corporation pursuant to Section 611(2).

         Profit Corporations

 Signed this 22nd day of December, 2004

By: /s/     Todd W. Kingma
    -----------------------------------------------
      (Signature of an authorized officer or agent)

          Todd W. Kingma, Secretary
---------------------------------------------------
            (Type or Print Name)

                                      -1-